NO. W                        ARTUP.COM NETWORK, INC.                    WARRANTS

______        Incorporated Under the Laws of the State of Colorado        ______

                 CERTIFICATE FOR COMMON STOCK PURCHASE WARRANTS


THIS CERTIFIES THAT FOR VALUE RECEIVED

Or registered assigns (the "Warrant Holder"), is the registered owner of the above indicated number of Common Stock Purchase Warrants (the "Warrants") expiring October 29, 2004 (the "Expiration Date). One (1) Warrant entitles the Warrant Holder to purchase one (1) share of common stock, $0.001 par value ("Share"), from Artup.com Network, Inc., a Colorado corporation (the "Company"), at a purchase price of $0.01 (the "Exercise Price"), commencing on October 29, 1999, and terminating on the Expiration Date (the "Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the Office of Holladay Stock Transfer, Inc. (the "Warrant Agent"), but only subject to the conditions set forth herein and in a Private Placement Memorandum dated as of October 26, 1999 (the "Memorandum"); provided, however, if the price at which the Company's common stock is trading on October 26, 2000 is less than $10 per share but more than $5 per share, the Company shall issue to each Warrant Holder who purchases a unit of 100,000 Warrants, 50,000 additional warrants at no additional cost for the Warrants to the Warrant Holder, and if the price at which the Company's stock is trading on October 26, 2000 is $5 or less per share, the Company shall issue to each Warrant Holder that purchases a unit of 100,000 Warrants, 100,000 additional Warrants at no additional cost for the Warrants to the Warrant Holder.

     The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Warrant Holder may exercise all or any number of Warrants. Reference is hereby made to the provisions on the reverse side of this Warrant Certificate and to the provisions of the Memorandum, all of which are incorporated by reference in and made a part of this Warrant Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the provisions of the Memorandum, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Memorandum, upon payment of $10.00 per Warrant Certificate and any tax or governmental charge imposed in connection with such transfer.

     The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the period and in the manner stated hereon. The Exercise price shall be payable in lawful money of the United States of America and in case or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     Subject to the following paragraph, no Warrant may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, The Company has caused this Warrant to be signed by its President and by its Secretary, each by a facsimile of his/her signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated: October 29, 1999

                                        ARTUP.COM NETWORK, INC.


        President                              Secretary

COUNTERSIGNED:
HOLLADAY STOCK TRANSFER, INC.
2939 N. 67th Place
Scottsdale, Arizona 85251

                             ARTUP.COM NETWORK, INC.
                          Holladay Stock Transfer, Inc.
                      Transfer Fee: $10.00 Per Certificate

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - _____ Custodian for _____
TEN ENT - as tenants by the                          (Cust.)             (Minor)
          entireties                        under Uniform Gifts to Minors Act of

JT TEN  - as joint tenants with right of    ____________________________________
          Survivorship and not as tenants                  (State)
          in common
     Additional Abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT
    (To be Executed by the Registered Holder if He Desires to Assign Warrants
                  Evidenced by the Within Warrant Certificate)

     FOR VALUE RECEIVED  _________________________________________ hereby sells, assigns  and  transfers  unto  ______________________________________  Warrants, evidenced by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated:_______________________           Signature ______________________________

Signature Guaranteed:                   ________________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
        (To be Executed by the Holder if He Desires to Exercise Warrants
                  Evidenced by the Within Warrant Certificate)

To:  ARTUP.COM NETWORK, INC.

     The undersigned hereby irrevocably elects to exercise ____________________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, _____________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $_____________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of;
________________________________________________________________________________
________________________________________________________________________________
                         (Please print name and address)

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFICATION NUMBER             ________________________________________

If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:
________________________________________________________________________________
________________________________________________________________________________

Dated:_______________________           Signature ______________________________

Signature Guaranteed:                   ________________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, of if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in the name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan
Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.